Exhibit 99.1

January 14, 2014

Dear Stockholder,

We are writing to inform you of several recent decisions made by the Board of Directors (the "Board") of Plymouth Opportunity REIT, Inc. ("Plymouth"). In connection with the Board's ongoing review of strategic alternatives available to Plymouth, the Board has determined that it is in best interests of Plymouth and its stockholders to terminate the current registered offering of Plymouth's common stock (the "Offering") and Plymouth's distribution reinvestment plan, in both cases effective as of May 6, 2014. The Board believes that terminating the Offering will put Plymouth in a better position to explore strategic alternatives, including, without limitation, a potential listed public offering, and pursue opportunities to increase its portfolio and to maximize stockholder value.

As of December 31, 2013, Plymouth had raised gross offering proceeds of approximately $10.5 million and owned interests in three joint ventures: a 270-unit, 23 building multi-family community in a suburb of Atlanta, Georgia, a three-building industrial portfolio totaling approximately 576,751 square feet in the Greater Cincinnati area and a warehouse facility containing 682,750 rentable square feet in Atlanta, Georgia.

To date, Plymouth has continued to offer shares of its common stock in a registered continuous offering, carried out in a manner consistent with offerings of other non-listed REITs, because we believed we could significantly grow the size of our real estate portfolio and generate increased revenue from additional investments to cover operating expenses. We have now determined that we are unlikely to achieve that goal through the Offering. Consequently, the Board has made the decision that it is in the best interests of our stockholders to terminate the Offering, including the distribution reinvestment plan, effective as of May 6, 2014. We will not accept further subscriptions to the Offering past that date.

Since the amounts paid to repurchase shares are derived exclusively from our distribution reinvestment plan and, after its termination on May 6, 2014, no shares will be available for issuance thereunder; our share redemption plan will also terminate as of May 6, 2014. All pending requests under the share redemption plan will be cancelled as of that date.

This letter also serves as the notice of the termination of our distribution reinvestment plan in accordance with the terms of the plan. All current participants in the distribution reinvestment plan will receive declared distributions to which they are entitled in the form of cash or shares of our common stock, as each has elected, following May 5, 2014.

The Board will continue to review various strategic alternatives, and is evaluating options to maximize stockholder value. These options may include engaging a financial advisor to assist the Board in its pursuit of strategic alternatives.

260 Franklin Street, Suite 1900 Boston, MA 02110 (617)340-3814

We believe that these actions will ultimately strengthen our financial position and are in the best interest of our stockholders. If you have any questions related to Plymouth, please contact our Investor Relations Department by phone at (617) 340-3814, or by email at investor.relations@plymouthrei.com.

Sincerely,

/s/ Jeffrey E. Witherell

Jeffrey E. Witherell

CEO and Chairman, Plymouth Opportunity REIT, Inc.

Plymouth Opportunity REIT, Inc., 260 Franklin Street, 19th Floor, Boston, MA 02110; www.plymouthreit.com

Forward-looking Statements

This letter contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to strategic alternatives and benefits to shareholders. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the impact of current and future regulation; the uncertainties relating to the implementation of our real estate investment strategy; no guarantee as to future distributions; no guarantee as to the consummation of a liquidity event; and other risk factors as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

260 Franklin Street, Suite 1900 Boston, MA 02110 (617)340-3814